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                                                                   EXHIBIT 10.32


                                 [FORM OF NOTE]


THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 31, 2004 (THE "PURCHASE AGREEMENT"), AMONG TERREMARK WORLDWIDE, INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN, THE AGENT NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $939.36; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $224.07; (3) THE ISSUE DATE IS DECEMBER 31, 2004; AND (4) THE YIELD TO MATURITY IS 14.42% (COMPOUNDED QUARTERLY).




                          SENIOR SECURED NOTES DUE 2009

                                                                     $__________

No. __________

                  Terremark Worldwide, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Purchase Agreement), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of $[ ] Dollars (as such amount may be increased from time to time in accordance with Paragraph 2 on the reverse of this Note) on March 10, 2009 (the "STATED MATURITY").

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.






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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  December   , 2004

                                       TERREMARK WORLDWIDE, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:





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                            [Form of Reverse of Note]


                  1. GENERAL. This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Secured Notes due 2009 (herein called the "NOTES"), limited in aggregate principal amount to the sum of (a) $30,000,000 and (b) the amount of interest which, in accordance with the terms of Paragraph 2 below, may be capitalized and added to the principal amount of the Notes, in each case, issued pursuant to the Purchase Agreement, dated as of December 31, 2004 (herein called the "PURCHASE AGREEMENT"), among the Company, the Guarantors named therein, the Agent named therein and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.

                  Principal on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Purchase Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.

                  2. INTEREST. The Company promises to pay interest on the principal amount of this Note from the date of issuance of this Note (or any Predecessor Note) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 30, June 30, September 30 and December 30 in each year commencing March 30, 2005 (each, an "INTEREST PAYMENT DATE") and at Stated Maturity at the Applicable Rate, until the principal hereof is paid; PROVIDED, HOWEVER, that if any Interest Payment Date falls on a date which is not a Business Day, interest due on such Interest Payment Date shall be paid on the Business Day immediately following such Interest Payment Date, PROVIDED, FURTHER, that such interest payment shall not include any interest accruing after such Interest Payment Date. On each such Interest Payment Date occurring during the period during which the Applicable Rate shall equal the Standard Rate the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest due on this Note which is in excess of 9 7/8% (other than default interest as described below), pay such amount in excess of 9 7/8% (and only such excess amount) on this Note by adding such amount to the principal amount of this Note on such Interest Payment Date. If the Company elects to pay a portion of the interest due on this Note through an increase in the principal amount of this Note as provided in the immediately preceding sentence, the Company shall, within five (5) Business Days of each relevant Interest Payment Date, deliver to the Noteholder of this Note written notice of such election, which notice shall also state the amount of interest so added to the principal of this Note and the new principal amount of this Note. Notwithstanding the foregoing, if at any time the Applicable Rate shall have converted from the Standard Rate to the Reduced Rate in accordance with the terms of this Note then (i) interest on this Note shall accrue and be paid entirely in cash (and no interest shall thereafter be added to the principal amount of this Notes) and (ii) all interest which shall have been added to the principal amount of this Note on or prior to such time shall be paid to the



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holder hereof in cash in equal consecutive quarterly installments, payable over that number of successive Interest Payment Dates which equals the number of Interest Payment Dates which shall have occurred since the Closing Time and prior to the date of conversion of the Applicable Rate. If as a result of any Intervening Noncompliance Event (as defined below), the Applicable Rate shall revert to the Standard Rate, then the Standard Rate shall once again be applied retroactively to the Closing Time; PROVIDED that no Noteholder shall be required to return any interest payments made in cash as a result of the Applicable Rate converting from the Standard Rate to the Reduced Rate, but the Company shall be deemed to have paid such interest in cash as so paid.

                  "APPLICABLE RATE" means initially 13.5% per annum (the "STANDARD RATE"); PROVIDED, HOWEVER, that if (and only if) the Company's Total Leverage Ratio as of the last day of any fiscal quarter of the Company ending after the Closing Time and on or prior to December 31, 2005 (the "FINAL TEST QUARTER") shall be equal to or less than 1.75 to 1.0, then the Applicable Rate shall equal 12.5% per annum (the "REDUCED RATE") and such Reduced Rate shall apply retroactively to all interest accruing from the Closing Time; PROVIDED, HOWEVER, if following conversion to the Reduced Rate, the Total Leverage Ratio as of the last day of any subsequent fiscal quarter through and including the Final Test Quarter shall be greater than 1.75 to 1.0 (an "INTERVENING NONCOMPLIANCE EVENT") then the Reduced Rate shall be retroactively converted back to the Standard Rate.

                  To the extent that the payment of such interest shall be legally enforceable, any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest at the rate of 2% per annum in excess of the rate of interest then borne by the Notes ("DEFAULT INTEREST") from the date such amounts are due until they are paid, and the entire amount of such default interest shall be payable in cash.

                  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

                  All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "REGULAR RECORD DATE" for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

                  3. REDEMPTION. The Company may, at its option, redeem the Notes, in whole or in part at any time commencing December 31, 2005 through and including Stated Maturity at a Redemption Price as set forth below plus accrued and unpaid interest, if any, to the Redemption Date:



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         Period Commencing:                                 Redemption Price
         -----------------                                  ----------------
         December 31, 2005                                      115.0%
         December 31, 2006                                      107.5%
         June 30, 2007                                          105.0%
         December 31, 2007                                      102.25%
         June 30, 2008 and thereafter                           100.0%


                  4. PROCEDURES FOR REDEMPTION. If less than all the Notes are to be redeemed, the Notes shall be redeemed PRO RATA from each Noteholder.

                  In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

                  5. EVENTS OF DEFAULT. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                  6. OFFERS TO PURCHASE NOTES. The Purchase Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Purchase Agreement.

                  7. AMENDMENTS, MODIFICATIONS AND WAIVERS. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Purchase Agreement at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Noteholders of specified percentages in the aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  8. REGISTRATION OF TRANSFER. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.



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                  The Notes are issuable only in registered form without coupons in denominations authorized under the Purchase Agreement. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Noteholder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any Tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  9. MISCELLANEOUS. All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Purchase Agreement. The Company and the Noteholder agree that, unless otherwise required by law or the good faith resolution of an examination or audit by the Internal Revenue Service, they shall treat the Notes as not subject to the provisions of Treasury Regulation 1.1275-4.

                  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.




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                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Purchase Agreement, check the box:


                  If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Purchase Agreement, state the portion of such amount:
$__________.

Dated:                     Your Signature: _____________________________________
                           (Sign exactly as name appears on the other side of this Note)


Signature Guarantee:
                           _____________________________________________________
                           (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the
                           Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature
                           Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)








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